Exhibit 10.1

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on January 20, 2022, by and between Cohn Robbins Holdings Corp., a Cayman Islands exempted company limited by shares (“SPAC”), Allwyn Entertainment AG, a Swiss stock corporation (Aktiengesellschaft) with registered office at c/o SAZKA Entertainment AG, Weinmarkt 9, 6004 Lucerne, Switzerland and registered in the commercial register Lucerne under registration number CHE-157.119.805 (“Issuer”) and the undersigned subscriber (the “Investor”).

WHEREAS, this Subscription Agreement is being entered into in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among SPAC, Issuer, Allwyn US Holdco LLC, a Delaware limited liability company and a wholly owned subsidiary of Issuer (the “Intermediate HoldCo”), Allwyn Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Intermediate HoldCo (“Merger Sub”), and SAZKA Entertainment AG (the “Company”), pursuant to which, among other things, (i) SPAC will merge with and into Merger Sub, with Merger Sub as the surviving company in the merger (the “Company Merger”) and, after giving effect to such merger, becoming a direct or indirect wholly owned subsidiary of Issuer and, as a result of such merger, the shareholders of SPAC will be entitled to receive the Class B Ordinary Shares (as defined below) and (ii) following consummation of the Company Merger, KKCG AG, a Swiss stock corporation and the majority shareholder of the Company, will exchange its shares in the capital of the Company for a combination of cash, Class A Ordinary Shares (defined below) and Class B Ordinary Shares (defined below), following which the Company shall become a wholly-owned subsidiary of the Issuer, on the terms and subject to the conditions therein (all of the foregoing, the “Transaction”);

WHEREAS, upon Closing, the Issuer will have issued two classes of ordinary shares: the Class A ordinary shares, nominal value CHF 0.01 per share (the “Class A Ordinary Shares”), and the Class B ordinary shares, nominal value CHF 0.04 per share (the “Class B Ordinary Shares” or the “Shares”). The Class A Ordinary Shares and the Class B Ordinary Shares are each entitled to one vote per share, however, owing to the differences in nominal value, holders of Class A Ordinary Shares will have four times as many shares for a given economic holding in Issuer than the holders of the Class B Ordinary Shares. As a consequence, the holders of the Class A Ordinary Shares will have four times the voting power of the Class B Ordinary Shares. Upon completion of the Transaction, the Class B Ordinary Shares will be listed for trading upon the New York Stock Exchange and the Class A Ordinary Shares will not be listed;

WHEREAS, in connection with the Transaction, Issuer is seeking commitments from interested investors to purchase, substantially concurrently with the Company Merger and closing of the Transaction, Class B Ordinary Shares in a private placement for a purchase price of $10.00 per share (the “Per Base Share Subscription Price”);

WHEREAS, in connection with the SPAC merging with and into Merger Sub, the Issuer will issue a number of Class B Ordinary Shares to an exchange agent (the “Exchange Agent”);

WHEREAS, subject to the terms and conditions of this Subscription Agreement, the Investor desires to acquire from Issuer in exchange for a cash contribution, and Issuer desires to provide to the Investor, the number of Shares (the “Subscription Shares”) equal to (x) the number of Base Shares (as defined and set forth on the signature page of this Subscription Agreement) multiplied by (y) the Class B Exchange Ratio (as defined in the Transaction Agreement);

WHEREAS, the aggregate purchase price to be paid and contributed by the Investor for the Subscription Shares is referred to herein as the “Subscription Amount”; and

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, Issuer and SPAC are entering into: (a) one or more separate subscription agreements for Shares (the “Insider PIPE Subscription Agreements”) with certain other investors that are existing directors, officers or equityholders (including, for the avoidance of doubt, holders of convertible securities) of the Company, SPAC, Cohn Robbins Sponsor LLC, a Delaware limited liability company (“SPAC Sponsor”), and/or their respective affiliates with an aggregate purchase price of $50.0 million (collectively, the “Insider PIPE Investors” and, such investment, the “Insider PIPE Investment”); and (b) separate subscription agreements for Shares with certain other investors (other than the Insider PIPE Investors, the “Other Investors,” and such other subscription agreements, the “Other Subscription Agreements”) with an aggregate purchase price of $303.0 million (inclusive of the Subscription Amount) (together with the Insider PIPE Investment, the “PIPE Investment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor, Issuer and SPAC acknowledges and agrees as follows:

1. Subscription and Contribution to Reserves. Subject to the terms and conditions of this Subscription Agreement, the Investor hereby irrevocably agrees to acquire from Issuer, and Issuer hereby agrees to issue and provide to the Investor, directly or indirectly through the Exchange Agent, the Subscription Shares. As consideration, and subject to the terms and conditions of this Subscription Agreement, the Investor undertakes to make an equity contribution of the Subscription Amount into the capital contribution reserves (Zuschuss in die Kapitaleinlagereserven) of the Issuer.

2. Closing.

(a) Subject to the terms and conditions of this Subscription Agreement, the closing of the acquisition of the Subscription Shares contemplated hereby (the “Closing”) shall occur on a closing date (the “Closing Date”) specified in the Closing Notice (as defined below), and the Closing shall be conditioned upon the substantially concurrent consummation of the Transaction and the delivery prior to the Closing of certain Class B Ordinary Shares to the shareholders of the SPAC (the “Share Delivery”). Following delivery of written notice from (or on behalf of) Issuer to the Investor that specifies the number of Subscription Shares (the “Closing Notice”) that Issuer reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected Closing Date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor and containing the wire instructions for delivery of the Subscription Amount to Issuer, the Investor shall deliver to the Issuer two (2) business days prior to the expected Closing Date (x) the Subscription Amount by wire transfer of U.S. dollars in immediately available funds to the Escrow Account (as defined below) specified by Issuer in the Closing Notice, to be held in such Escrow Account until the completion of the Share Delivery, and (y) a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8 of the Investor. Subject to the Issuer receiving such deliverables from the Investor, the satisfaction or waiver of the conditions set forth in Section 3 below and the substantially concurrent consummation of the Transaction:

(i) On or prior to the Closing Date, the Issuer shall hold an extraordinary shareholders’ meeting in the presence of a notary and such extraordinary shareholders’ meeting will, inter alia, resolve on an increase of the Issuer’s nominal share capital in the amount as necessary to complete the Transaction and to issue, among other things, the Subscription Shares at nominal value to the Exchange Agent against contribution of shares of Intermediate HoldCo (the “Capital Increase”), whereby all statutory pre-emptive rights to which the shareholders of the Issuer are entitled under Swiss law or the Issuer’s articles of association will be excluded or waived; and

(ii) On or prior to the Closing Date, the board of directors of the Issuer will (A) issue the report on the Capital Increase (Kapitalerhöhungsbericht) in accordance with Swiss law (article 652e CO), (B) resolve in the form of a duly notarized deed on the Capital Increase as set forth in article 652g CO and make all amendments to the articles of association of the Issuer necessary in connection with the Capital Increase (Feststellungs- und Statutenänderungsbeschluss), and (C) promptly thereafter, and on the date of the Capital Increase, file the documents necessary for the registration of the Capital Increase with the Commercial Register of the Canton of Lucerne.

(b) As soon as the Capital Increase is registered with the Commercial Register of the Canton of Lucerne, the Issuer shall take all steps reasonably necessary to ensure that the Subscription Shares will be issued to the Exchange Agent, free and clear of any liens or other restrictions (other than those arising under applicable securities laws) and subsequently cause the Subscription Shares to be registered in uncertificated form in the name of the Exchange Agent on Issuer’s book of uncertificated securities (Wertrechtebuch) and share register and, upon the Investor’s request, shall provide to the Investor following the Closing, evidence of such issuance in the form of a certified excerpt of the journal entry or the certified excerpt from the Commercial Register of the Canton of Lucerne evidencing the Capital Increase.

(c) As soon as the (i) the preceding step and (ii) the Share Delivery is completed, the Issuer shall cause the Subscription Shares (or securities entitlements in the Subscription Shares) to be transferred by the Exchange Agent to the Investor (or its nominee in accordance with the Investor’s delivery instructions), free and clear of any liens or other restrictions (other than those arising under applicable securities laws)). Such transfer shall occur by way of written assignment, in which case the Issuer shall record such transfer in the Issuer’s share register (and the Issuer shall, upon the Investor’s request, provide to the Investor following the Closing, evidence of such registration in the form of a written confirmation).

(d) In the event that the Closing does not occur because the Transaction is not consummated for any reason on the expected Closing Date, the Issuer shall promptly (but not later than two (2) business days thereafter) cause the Exchange Agent to (i) release the Subscription Amount from the Escrow Account and (ii) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor; provided, that unless this Subscription Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall not terminate this Subscription Agreement and the Investor shall remain obligated (i) to redeliver funds to the Escrow Account following Issuer’s delivery to the Investor of a new Closing Notice in accordance with Section 2(a), and (ii) to consummate the Closing immediately prior to or substantially concurrently with the consummation of the Transaction in accordance with Section 2(a).

3. Closing Conditions. The obligation of the parties hereto to consummate the acquisition and disposal of the Subscription Shares pursuant to this Subscription Agreement is subject to the following conditions:

(a) no suspension of the qualification of the Subscription Shares for offering or sale or trading in any jurisdiction and no suspension or removal from listing of the Subscription Shares on the stock exchange or initiation of any proceedings for any of such purposes, shall have occurred, and the Subscription Shares shall have been approved for listing on the stock exchange, subject to official notice of issuance;

(b) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Closing illegal or otherwise restraining or prohibiting the Closing;

(c) all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement shall have been or are reasonably expected to be satisfied or waived by the party who is the beneficiary of such condition(s) in the Transaction Agreement (for the avoidance of doubt, the Investor shall have no right to refuse to perform its obligations hereunder: (x) if those conditions that by their nature may only be satisfied at the closing of the Transaction have not been satisfied prior to the Closing, but subject to the satisfaction of such conditions as of the Closing or (y) if the conditions set forth in Section 10.3(c) of the Transaction Agreement is waived in accordance therewith); and

(d) the Share Delivery shall have been completed; and

(e) solely with respect to Issuer’s and SPAC’s obligation to close (which may be waived by Issuer with the consent of SPAC (such consent not to be unreasonably conditioned, withheld or delayed)):

(i) the representations and warranties made by the Investor in this Subscription Agreement shall be true and correct as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct as of such date) except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “Investor Material Adverse Effect” (as defined below) or another similar materiality qualification set forth herein), individually or in the aggregate, would not reasonably be expected to have an Investor Material Adverse Effect, in each case without giving effect to the consummation of the Transaction; and

(ii) Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(f) solely with respect to the Investor’s obligation to close (which may be waived by Investor):

(i) the representations and warranties made by Issuer and SPAC in this Subscription Agreement shall be true and correct as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct as of such date) except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “Issuer/SPAC Material Adverse Effect” (as defined below) or another similar materiality qualification set forth herein), individually or in the aggregate, would not reasonably be expected to have an Issuer/SPAC Material Adverse Effect, in each case without giving effect to the consummation of the Transaction;

(ii) each of Issuer and SPAC shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) except (i) to the extent consented to in writing by Investor or (ii) to the extent that Section 10.3(c) of the Transaction Agreement is amended or waived, the terms of the Transaction Agreement (as entered into on the date of this Subscription Agreement) shall not have been amended or waived in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Investor would reasonably expect to receive under this Subscription Agreement; and

(iv) there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially benefits any Other Subscriber thereunder unless the Investor has been offered the same benefits.

4. Further Assurances.

(a) SPAC shall open an escrow account prior to delivering the Closing Notice (the “Escrow Account”). The parties acknowledge and agree that for U.S. federal income tax purposes, Investor shall be deemed to be the owner of the funds transferred by Investor to any such Escrow Account unless and until such funds are disbursed to Issuer in accordance with the terms of this Subscription Agreement, which disbursement shall occur, for the avoidance of doubt, immediately following the Share Delivery.

(b) At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. Issuer and SPAC Representations and Warranties. Each of SPAC, with respect only to the representations and warranties set forth below relating to SPAC, and Issuer, with respect only to the representations and warranties set forth below relating to Issuer, represents and warrants to the Investor that:

(a) SPAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). SPAC has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, Issuer will be a stock corporation (Aktiengesellschaft) incorporated and existing under the laws of Switzerland, with all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) When issued pursuant to this Subscription Agreement, the Subscription Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Subscription Shares will be validly issued, fully paid, free and clear of all liens or other encumbrances (other than those arising under the articles of association of the Issuer, applicable securities laws or any liens or encumbrances resulting from actions by the Investor) and will not have been issued in violation of or subject to any preemptive or similar rights created under Issuer’s organizational documents (as in effect at such time of issuance) or under the laws of Switzerland.

(c) This Subscription Agreement has been duly authorized, executed and delivered by Issuer and SPAC and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement constitutes a legal, valid and binding obligation of Issuer and SPAC, enforceable against Issuer and SPAC in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) Assuming the accuracy of the Investor’s representations and warranties in Section 6, the execution, delivery and performance of this Subscription Agreement, including the issuance and disposal of the Subscription Shares pursuant to this Subscription Agreement, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Issuer, SPAC or any of their respective subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Issuer, SPAC or any of their respective subsidiaries is a party or by which Issuer, SPAC or any of their respective subsidiaries are bound or to which any of the property or assets of Issuer or SPAC are subject that would reasonably be expected to have a material adverse effect on the ability of Issuer to consummate the issuance and disposal of the Subscription Shares or the validity of the Subscription Shares (an “Issuer/SPAC Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of Issuer or SPAC; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Issuer or SPAC or any of their respective properties that would reasonably be expected to have an Issuer/SPAC Material Adverse Effect.

(e) As of their respective filing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports, registration statements, proxy statements, schedules, prospectuses, and other documents filed by SPAC with the U.S. Securities and Exchange Commission (the “SEC” and, such reports, the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder as of the date of such filing (as amended, as applicable). The SEC Reports include all reports, registration statements, proxy statements, schedules, prospectuses, and other documents required to have been filed by SPAC. None of the SEC Reports included, when filed or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that SPAC makes no such representation or warranty with respect to any registration statement or any proxy statement/prospectus to be filed by Issuer and/or SPAC with respect to the Transaction or any other information relating to the Company or any of its affiliates included in any SEC Report or filed as an exhibit thereto. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by SPAC from the SEC with respect to any of the SEC Reports. The financial statements of SPAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of SPAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. Notwithstanding the foregoing, none of the representations and warranties of either SPAC or Issuer set forth herein shall apply to any statement or information in the SEC Reports or in any filing made by Issuer in connection with the Transaction that relates to changes to historical accounting policies of SPAC in connection with any order, directive, guideline, comment or recommendation from the SEC or SPAC’s auditor or accountant that is applicable to SPAC (collectively, the “SEC Guidance”), nor shall any correction, revision, amendment or restatement of SPAC’s financial statements due to the SEC Guidance result in a breach of any representation or warranty by SPAC or Issuer.

(f) Neither Issuer nor SPAC is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Subscription Shares pursuant to this Subscription Agreement, other than (i) the filing of the Capital Increase with the Commercial Register of the Canton of Lucerne, (ii) filings with the SEC, (iii) in connection with or as a result of the SEC Guidance, (iv) filings required by applicable state securities laws, (v) the filings required in accordance with Section 13 of this Subscription Agreement, (vi) filings required by the New York Stock Exchange (“NYSE”) or The Nasdaq Stock Market, as applicable, including with respect to obtaining approval of Issuer’s and/or SPAC’s shareholders, as applicable, (vi) filings required to be made by the Issuer in connection with the Transaction and (vii) any consent, waiver, authorization, order, notice or registration the failure of which to obtain, give or make, as applicable, would not be reasonably be expected to have, individually or in the aggregate, an Issuer/SPAC Material Adverse Effect.

(g) As of the date hereof, the authorized share capital of SPAC consists of 500,000,000 shares of Class A ordinary shares, par value $0.0001 per share (“Class A Shares”), 50,000,000 shares of Class B ordinary shares, par value $0.0001 per share (“Class B Shares”), and 5,000,000 preference shares, par value $0.0001 per share (“Preferred Shares”). As of the date hereof: (i) 82,800,000 Class A Shares (including those underlying SPAC’s units), 20,700,000 Class B Shares and no Preferred Shares were issued and outstanding; and (ii) 39,973,333 warrants, each exercisable to purchase one (1) Class A Share at $11.50 per share (“Warrants”), were issued and outstanding, including 27,600,000 public warrants (including those underlying SPAC’s units) and 12,373,333 private placement warrants. No Warrants are exercisable on or prior to the Closing.

(h) Each of Issuer and SPAC is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have an Issuer/SPAC Material Adverse Effect. As of the date hereof, neither Issuer nor SPAC has received any written communication from a governmental authority that alleges that Issuer or SPAC, as applicable, is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, an Issuer/SPAC Material Adverse Effect. For the avoidance of doubt, this representation and warranty shall not apply to the extent any of the foregoing matters or communications arise from or relate to the SEC Guidance and, in such case, such matters or communications shall not constitute a breach of any representation or warranty by Issuer or SPAC.

(i) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and disposal of the Subscription Shares by Issuer to the Investor.

(j) None of Issuer, SPAC or any person acting on their behalf has offered or sold the Subscription Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(k) As of the date hereof, the issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of SPAC, threatened against SPAC by the NYSE or such other applicable stock exchange on which SPAC’s or its successor’s common stock is then listed or the SEC with respect to any intention by such entity to deregister the Class A Shares or prohibit or terminate the listing of the Class A Shares on the NYSE or such other applicable stock exchange on which SPAC’s or its successor’s common stock is then listed, excluding, for the purposes of clarity, the customary ongoing review by the NYSE or such other applicable stock exchange on which SPAC’s or its successor’s common stock is then listed in connection with the Transaction.

(l) Except for such matters as have not had and would not reasonably be expected to have an Issuer/SPAC Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of Issuer and SPAC, as applicable, threatened in writing against Issuer or SPAC or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against Issuer or SPAC. For the avoidance of doubt, this representation and warranty shall not apply to the extent any of the foregoing matters arise from or relate to the SEC Guidance and, in such case, such matters shall not constitute a breach of any representation or warranty by Issuer or SPAC.

(m) Neither Issuer nor SPAC is under any obligation to pay any broker’s fee or commission in connection with the offer and sale of the Subscription Shares other than to Citigroup Global Markets Inc. and PJT Partners LP in their capacities as placement agents for the offer and sale of the Subscription Shares (in such capacities, the “Placement Agents”). Neither Issuer nor SPAC has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person (including the Placement Agents) to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Investor could become liable.

(n) The Other Subscription Agreements reflect the same Per Base Share Subscription Price and other terms and conditions with respect to the purchase of the Subscription Shares that are not materially more favorable to the investors thereunder than the terms of this Subscription Agreement, other than representations, warranties and terms particular to the regulatory requirements of such investor or its affiliates or related funds. For the avoidance of doubt, this Section 5(n) shall not apply to any document entered into in connection with the Insider PIPE Investment; provided, however, that such Insider PIPE Investment shall be with respect to the same class of Subscription Shares being acquired by the Investor hereunder and at the same Per Base Share Subscription Price. None of the Issuer, the SPAC nor any of their affiliates shall have entered into any side letter or similar agreement with any public shareholder of Class A Shares for the primary purpose of providing consideration in exchange for an agreement by such public shareholder to not redeem its Class A Shares in connection with the consummation of the Transaction, unless such consideration is also offered to the Investor.  Prior to the entry by the Issuer, the SPAC or any of its affiliates into any agreement providing for consideration to a third party (who may or may not be a public shareholder of Class A Shares, and other than the parties to the Transaction Agreement or their respective affiliates or the Placement Agents) payable in securities of the Issuer, the primary purpose of which is for such third party to engage in market transactions designed to limit the number of Class A Shares to be redeemed in connection with the consummation of the Transaction, the Issuer shall provide the Investor (provided that the Investor’s Subscription Amount is greater than $100 million) with a materially similar opportunity as that provided to such third party; upon written notice of such opportunity, the Investor shall have three (3) business days to notify the Issuer of its acceptance of such opportunity. If the Issuer enters into another subscription agreement for Shares (other than with parties to the Transaction Agreement or their respective affiliates), the Issuer shall provide the Investor (provided that the Investor’s Subscription Amount is greater than $100 million) with a materially similar opportunity to invest additional money in exchange for Shares as is provided to such third party; upon written notice of such opportunity, the Investor shall have three (3) business days to notify the Issuer of its acceptance of such opportunity; provided, however, that if any subsequent subscription by Investor, together with the Subscription Shares subscribed for pursuant to this Agreement, in the aggregate would cause Investor to own greater than 4.9% of the outstanding Ordinary Shares of the Issuer at the Closing, such subsequent subscription shall be reduced such that Investor’s ownership will not exceed such percentage.

(o) Issuer is not, and immediately after receipt of payment for the Shares will not be, and “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6. Investor Representations and Warranties. The Investor represents and warrants to Issuer and SPAC that:

(a) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring all of the Subscription Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Subscription Shares as a fiduciary or agent for one or more investment accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is acquiring the Subscription Shares for investment purposes only and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the laws of any jurisdiction (and shall provide the requested information set forth on Schedule A). Accordingly, the Investor understands that the offering of the Subscription Shares meets (x) the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J), or (y) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and the institutional customer exemption under FINRA Rule 2111(b). Investor is either (a) an entity not formed for the specific purpose of acquiring the Subscription Shares or (b) a wholly owned subsidiary of an entity not formed for the specific purpose of acquiring the Subscription Shares.

(b) The Investor acknowledges and agrees that the Subscription Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Subscription Shares have not been registered under the Securities Act and that Issuer is not required to register the Subscription Shares except as set forth in Section 8 of this Subscription Agreement. The Investor acknowledges and agrees that the Subscription Shares may not be offered, resold, transferred or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entries representing the Subscription Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Subscription Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscription Shares and may be required to bear the financial risk of an investment in the Subscription Shares for an indefinite period of time. The Investor acknowledges and agrees that the Subscription Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) under the Securities Act will apply to the Subscription Shares. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Subscription Shares.

(c) Assuming the accuracy of Issuer’s and SPAC’s representations and warranties in Section 5, the consummation of the transactions contemplated pursuant to this Subscription Agreement, including the Transaction, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Investor or any of its subsidiaries is a party or by which the Investor or any of its subsidiaries is bound or to which any of the property or assets of the Investor is subject that would reasonably be expected to have a material adverse effect on the ability of the Investor to enter into and timely perform its obligations under this Subscription Agreement (an “Investor Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Investor; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Investor or any of its properties that would reasonably be expected to have an Investor Material Adverse Effect.

(d) The Investor acknowledges and agrees that the book-entry position representing the Subscription Shares will bear or reflect, as applicable, a legend substantially similar to the following (provided that such legend shall be subject to removal in accordance with Section 8(h) hereof):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY NOT BE OFFERED, RESOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT EXCEPT (I) TO THE ISSUER OR A SUBSIDIARY THEREOF, (II) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (III) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION.”

(e) The Investor acknowledges and agrees that the Investor is purchasing the Subscription Shares from Issuer. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Issuer, SPAC, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Issuer and SPAC expressly set forth in Section 5 of this Subscription Agreement.

(f) The Investor acknowledges and agrees that the Investor has received, reviewed and understood the offering materials made available to it in connection with the Transaction and such information as the Investor deems necessary in order to make an investment decision with respect to the Subscription Shares, including, with respect to Issuer and SPAC, such information regarding the Transaction and the business of the Company and its subsidiaries. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers from the Company directly and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscription Shares. The Investor has conducted and completed its own independent due diligence with respect to the Transaction. Based on such information as Investor has deemed appropriate and without reliance upon the Placement Agents or any of their respective affiliates, control persons, officers, directors, employees, agents or representatives, the Investor has independently made its own analysis and decision to enter into the Transaction. Except for the representations, warranties and agreements of Issuer and SPAC expressly set forth in this Subscription Agreement, the Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it may deem appropriate) with respect to the Transaction, the Subscription Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(g) The Investor became aware of this offering of the Subscription Shares solely by means of direct contact between the Investor and Issuer, SPAC, the Company or a representative of Issuer, SPAC or the Company and the Subscription Shares were offered to the Investor solely by direct contact between the Investor and Issuer, SPAC, the Company or a representative of Issuer, SPAC or the Company. The Investor did not become aware of this offering of the Subscription Shares, nor were the Subscription Shares offered to the Investor, by any other means. The Investor acknowledges that the Subscription Shares (i) were not offered to it by any form of general solicitation or general advertising and (ii) to its knowledge are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, any state securities laws or the securities laws of any other applicable jurisdiction. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation concerning Issuer, SPAC, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Subscription Shares or the offer and sale of the Subscription Shares (including, without limitation, by the Issuer, SPAC, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of Issuer and SPAC contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Issuer or SPAC. Moreover, the Investor acknowledges that PJT Partners LP is acting as a Placement Agent to the Issuer and PJT Partners (UK) Limited, an affiliate of PJT Partners LP, is acting as financial advisor to the Company in connection with the Transaction.

(h) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscription Shares, including those set forth in Issuer’s and SPAC’s filings with the SEC, if any. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscription Shares, and, without limiting the representations and warranties of Issuer and SPAC in Section 5, the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that none of SPAC, Issuer or the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

(i) Investor has adequately analyzed and fully considered the risks of an investment in the Subscription Shares and determined that the Subscription Shares or an investment therein (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, and (iii) are suitable investment for it. The Investor is able to bear the economic risk of a total loss of the Investor’s investment in the Subscription Shares. The Investor acknowledges specifically that a possibility of total loss exists.

(j) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscription Shares or made any findings or determination as to the fairness of this investment.

(k) The Investor, if not a natural person, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation (to the extent such concept exists in such jurisdiction), with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(l) The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not a natural person, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory, if the Investor is a natural person, has legal competence and capacity to execute the same or, if the Investor is not a natural person, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Issuer and SPAC, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(m) Neither the Investor nor, if the Investor is not a natural person, any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is, or for the past five (5) years has been, (i) a person, government, or governmental entity that is the target of economic or financial sanctions requirements, or trade embargoes imposed, administered, or enforced by the U.S. government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State), the United Nations, the European Union or any individual European Union member state, the United Kingdom, or other governmental authority (collectively, “Sanctions”), to the extent applicable, including (A) a person listed on any list of sanctioned persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations, the European Union or any individual European Union member state, the United Kingdom, or other governmental authority, to the extent applicable; (B) a person organized, incorporated, established, located, or resident in Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to comprehensive Sanctions; (C) any person directly or indirectly owned or controlled by any person or persons described in the foregoing clauses (A) and (B); (ii) a Designated National, as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (together with (i) and (ii), a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with applicable Sanctions, and that for the past five years, the Investor has been in compliance with applicable Sanctions and the BSA/PATRIOT Act, as applicable. The Investor further represents that it has no knowledge or reason to know that the funds held by the Investor and used to purchase the Subscription Shares were illegally derived or obtained, directly or indirectly, from a Prohibited Investor, in violation of Sanctions or the BSA/PATRIOT Act. The Investor further represents that for the past five years, the Investor has not (1) received written or other notice of any actual, alleged or apparent violation of applicable Sanctions or the BSA/PATRIOT Act, as applicable, (2) been a party to or the subject of any pending (or to the Investor’s knowledge, threatened) civil, criminal or administrative actions, suits, demands, investigations, proceedings, settlements or enforcement actions by or before any governmental authority relating to any actual, alleged or apparent violations of applicable Sanctions or the BSA/PATRIOT Act, as applicable, or (3) made any voluntary disclosure to any governmental authority with respect to any actual, alleged or apparent violation of applicable Sanctions of the BSA/PATRIOT Act, as applicable.

(n) If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are substantially similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) it has not relied on Issuer, SPAC or any of its affiliates for investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Subscription Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Subscription Shares; and (B) its purchase of the Subscription Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(o) The Investor acknowledges that no disclosure or offering document has been prepared by the Placement Agents or any of their affiliates in connection with the offer and sale of the Subscription Shares.

(p) The Investor acknowledges that neither the Placement Agents nor any of their affiliates, control persons, officers, directors, employees, agents or representatives, has made any independent investigation with respect to Issuer, SPAC, the Company or their subsidiaries or any of their respective businesses, or the Subscription Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by Issuer, SPAC or the Company.

(q) The Investor hereby acknowledges that in connection with the issuance and purchase of the Subscription Shares, the Placement Agents are acting solely as SPAC’s placement agents and the Placement Agents have not acted and are not acting as underwriters or in any other capacity and are not and shall not be construed as advisors or fiduciaries for the Investor or any other person or entity in connection with the Transaction. Neither the Placement Agents nor any of their respective affiliates, control persons, officers, directors, employees, agents or representatives has made and none of the Placement Agents or any of their respective affiliates, control persons, officers, directors, employees, agents or representatives will make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transaction (except as provided above in subsection (g) in respect of PJT Partners (UK) Limited), and neither the Placement Agents nor any of their respective affiliates, control persons, officers, directors, employees, agents or representatives will have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Transaction.

(r) The Investor acknowledges that (i) the Placement Agents, and any of their respective affiliates, control persons, officers, directors, employees, agents or representatives currently may have, and later may come into possession of, information regarding the Company, Issuer and SPAC that is not known to the Investor and that may be material to a decision to purchase the Subscription Shares, (ii) the Investor has determined to purchase the Subscription Shares notwithstanding its lack of knowledge of such information, and (iii) none of the Placement Agents or any of their respective affiliates, control persons, officers, directors, employees, agents or representatives shall have liability to the Investor, and the Investor hereby to the extent permitted by law waives and releases any claims it may have against the Placement Agents and their respective affiliates, control persons, officers, directors, employees, agents or representatives, with respect to the nondisclosure of such information.

(s) The Investor acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Investor acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

(t) The Investor agrees that the Placement Agents shall not be liable to the Investor (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by the Placement Agents in connection with the offering of the Subscription Shares. On behalf of the Investor and its affiliates, the Investor releases the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements (“Losses”) related to the offering of the Subscription Shares, other than any Losses that are finally judicially determined to have resulted from the gross negligence or willful misconduct of one or more Placement Agents. The Investor agrees not to commence any litigation or bring any claim against the Placement Agents in any court or any other forum which relates to, may arise out of, or is in connection with, the offering of the Subscription Shares. This undertaking by the Investor is given freely and after obtaining independent legal advice.

(u) When required to deliver payment to Issuer pursuant to Section 2 above, the Investor will have, sufficient funds to pay the Subscription Amount and consummate the contribution into the capital contribution reserves (Zuschuss in die Kapitaleinlagereserven) of the Issuer and the acquisition and disposal of the Subscription Shares pursuant to this Subscription Agreement.

(v) The Investor acknowledges that any restatement, revision or other modification of the SEC Reports relating to or arising from the SEC Guidance shall be deemed not material for purposes of this Subscription Agreement.

7. No Hedging. The Investor hereby agrees that neither it, its controlled affiliates, nor any person or entity acting on its or its controlled affiliates’ behalf or pursuant to any understanding with it, shall execute any short sales (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200) or engage in other hedging transactions of any kind with respect to the Subscription Shares during the period from the date of this Subscription Agreement through the Closing (or such earlier termination of this Subscription Agreement). Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management or that share an investment advisor with the Investor (including the Investor’s controlled affiliates and/or affiliates) from entering into any such short sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets, the representation and limitation set forth above in this Section 7 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscription Shares covered by this Subscription Agreement. For the avoidance of doubt, this Section 7 shall not apply to any sale or hedging transaction (including the exercise of any redemption right) of securities of the Issuer (i) held by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates prior to the execution of this Subscription Agreement or (ii) purchased by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates in open market transactions after the execution of this Subscription Agreement.

8. Registration Rights.

(a) Issuer agrees that, within thirty (30) calendar days following the Closing Date (such deadline, the “Filing Deadline”), Issuer will submit to or file with the SEC a registration statement for a shelf registration on Form F-1 or Form F-3 (if Issuer is then eligible to use a Form F-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Subscription Shares acquired by the Investor pursuant to this Subscription Agreement which are eligible for registration (determined as of two (2) business days prior to such submission or filing) (the “Registrable Shares”) and Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day following the filing date thereof if the SEC notifies Issuer that it will “review” the Registration Statement and (ii) the 10th business day after the date Issuer is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that Issuer’s obligations to include the Registrable Shares in the Registration Statement are contingent upon the Investor furnishing in writing to Issuer such information regarding the Investor or its permitted assigns, the securities of Issuer held by the Investor and the intended method of disposition of the Registrable Shares as shall be reasonably requested by the Issuer to effect the registration of the Registrable Shares, and the Investor shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, as described in Section 8(e) herein; provided that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. Reasonably promptly after the filing of the Registration Statement and each amendment thereto, Issuer shall inquire of the SEC regarding the review status of such Registration Statement or amendment. Notwithstanding the foregoing, if the SEC prevents the Issuer from including any or all of the Registrable Shares proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Registrable Shares pursuant to this Section 8 by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Registrable Shares which is equal to the maximum number of Registrable Shares as is permitted to be registered by the SEC. In such event, the number of Registrable Shares to be registered for each selling shareholder named in such Registration Statement shall be reduced pro rata among all such selling shareholders. In the event Issuer amends the Registration Statement in accordance with the foregoing, Issuer will use its commercially reasonable efforts to promptly file with the SEC one or more registration statements to register the resale of those Registrable Shares that were not registered on the initial Registration Statement, as so amended. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Registrable Shares from the Registration Statement. Further, upon the written request of the Investor, Issuer shall use its commercially reasonable efforts to provide a draft of the Registration Statement to Investor for review at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall Issuer be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Investor’s review. For as long as the Investor holds Registrable Shares, Issuer will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) under the Securities Act is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Registrable Shares pursuant to Rule 144 under the Securities Act (in each case, when Rule 144 under the Securities Act is available to the Investor). Any failure by the Issuer to file the Registration Statement by the Filing Deadline or to cause such Registration Statement to become effective by the Effectiveness Deadline shall not otherwise relieve Issuer of its obligations to file or cause the Registration Statement to become effective as set forth above in this Section 8. In the case of the registration, qualification, exemption or compliance effected by Issuer pursuant to this Subscription Agreement, Issuer shall, upon reasonable request, respond to the Investor as to the status of such registration, qualification, exemption and compliance. For purposes of this Section 8, “Registrable Shares” shall include, as of the date of determination, the Subscription Shares and any other equity security issued or issuable with respect to the Subscription Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Investor” shall include any affiliate of the Investor to which the rights under this Section 8 have been duly assigned pursuant to this Subscription Agreement.

(b) At its expense, the Issuer shall:

(i) except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer is required or otherwise determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of: (A) the date the Investor ceases to hold any Registrable Shares, (B) the date all Registrable Shares held by the Investor may be sold without restriction under Rule 144 under the Securities Act, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 under the Securities Act and without the requirement for Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) under the Securities Act and (C) three (3) years from the date of effectiveness of the Registration Statement. The period of time during which Issuer is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) during the Registration Period, advise the Investor, as expeditiously as possible (and in any event within two (2) business days):

(1)   after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(2)  of the receipt by Issuer of any notification (which written notice from Issuer shall not contain any material non-public information regarding Issuer, excluding for the avoidance of doubt, any information relating to the suspension) with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(3)  subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to the Investor of the occurrence of the events listed in (1) through (3) above constitutes material, nonpublic information regarding the Issuer;

(iii) during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) during the Registration Period, upon the occurrence of any event contemplated in Section 8(b)(ii)(3) above, except for such times as Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(v) during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the Class B Ordinary Shares are then listed; and

(vi) during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure regarding the Investor in the Registration Statement, if requested by the Investor in writing.

(c) Demand Rights

(i) At any time during which the Registration Statement is effective, Investor may make a written request (which request shall specify the intended method of disposition thereof) (a “Shelf Takedown Request”) to the Issuer to effect a sale of all or a portion of its Registrable Shares that are covered by the Registration Statement, and the Issuer shall use commercially reasonable efforts to file a prospectus supplement (a “Shelf Takedown Prospectus Supplement”) for such purpose as soon as reasonably practicable following receipt of a Shelf Takedown Request. The Investors may request that any such sale be conducted as an underwritten public offering (an “Underwritten Shelf Takedown”).

(ii) The Issuer shall not be obligated to effect more than two Underwritten Shelf Takedowns initiated by Investor, and shall not be required to effect an Underwritten Shelf Takedown unless the expected aggregate value of the Registrable Shares to be sold by Investor pursuant thereto is reasonably expected to exceed $50 million. If the Investor withdraws a Shelf Takedown Request, it shall be deemed to have used one of its two Underwritten Shelf Takedowns, unless it shall have reimbursed the Issuer for all Registration Expenses (as defined below) within ten (10) business days of such withdrawal.

(iii) The Issuer shall have the right, after consultation with the Investor, to determine the plan of distribution, including the price at which the Registrable Shares are to be sold and the underwriting commissions, discounts and fees. The Issuer shall select the underwriters to administer the offering (provided that such underwriters shall be reasonably satisfactory to the Investor).

(iv) If the managing underwriter or underwriters, in good faith, advises the Issuer and the Investor pursuant to this Section 8(c)(iv) in writing that, in its opinion, the dollar amount or number of Class B Ordinary Shares or other equity securities that the Issuer desires to sell exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the underwritten offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering, then the Class B Ordinary Shares or other securities to be included in such offering shall be those requested by (i) first, the Investor that initiated the request for the Underwritten Shelf Takedown; and (ii) second, the Issuer or any other holder of the Issuer’s securities entitled to include securities in such Underwritten Shelf Takedown pursuant to separate registration rights, to be determined by the Issuer in its discretion.

(v) The provisions of this Section 8(c) shall be available to the Investor for so long as it holds Subscription Shares with a market value of equal to or greater than $100 million.

(d) Piggyback Rights.

(i) If the Issuer proposes to file a registration statement under the Securities Act with respect to an offering of Class B Ordinary Shares or other equity securities exercisable or exchangeable for, or convertible into, Class B Ordinary Shares, for its own account or for the account of other shareholders, other than (1) a registration statement (i) filed in connection with any employee share option or other benefit plan, (ii) a registration statement on Form S-4, F-4 or S-8 (or any successor forms), (iii) for an exchange offer or offering of securities solely to the Issuers’ existing shareholders, (iv) for an offering of debt that is convertible into equity securities of the Issuer, (v) for a dividend reinvestment plan or similar plans, (vi) filed pursuant to a universal shelf registration statement on Form S-3 or Form F-3, (vii) filed pursuant to Section 8(a) hereunder or (viii) filed in connection with any business combination or acquisition by or involving the Issuer or its subsidiaries, or (2) the offering of securities of the Issuer in connection with an acquisition by or involving the Company, then the Issuer shall give written notice of such proposed offering to the Investor as soon as practicable (but not less than five (5) days prior to the anticipated filing by the Issuer with the SEC of any registration statement with respect thereto), which notice shall (A) describe the expected amount and type of securities to be included in such offering, the intended method(s) of distribution (including whether such registration will be pursuant to a shelf registration statement), the proposed date of filing of such registration statement with the SEC and the name of the proposed managing underwriter or underwriters, if any, in such offering, in each case to the extent then known, (B) describe such holder’s rights under this Section and (C) offer to the Investor the opportunity to include in such registered offering such number of Registrable Shares as it may request in writing within three (3) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 8(d)(ii), the Issuer shall, in good faith, cause such Registrable Shares so requested to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of such Piggyback Registration to permit such Registrable Shares to be included therein on the same terms and conditions as any similar securities of the Issuer or other shareholder(s) for whose account the registration statement is to be filed included in such registered offering and to permit the sale or other disposition of such Registrable Shares in accordance with the intended method(s) of distribution thereof. The inclusion of any of the Registrable Shares in a Piggyback Registration shall be subject to the agreement of the Investor to enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwritten offering, and such other agreements (including a power of attorney and custody agreement) customary for underwritten offerings.

(ii) If the managing underwriter or underwriters in an underwritten offering that is to be a Piggyback Registration, in good faith, advises the Issuer and the Investor pursuant to this Section 8(d)(ii) in writing that, in its opinion, the dollar amount or number of Class B Ordinary Shares or other equity securities that the Issuer desires to sell, taken together with (a) the Class B Ordinary Shares or other equity securities, if any, as to which registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the holders of Registrable Shares hereunder and (b) the Registrable Shares as to which registration has been requested by the Investor pursuant to this Section 8(d) exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the underwritten offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then

(1) if the registration or registered offering is undertaken for the Issuer’s account, the Issuer shall include in any such registration or registered offering (a) first, the Class B Ordinary Shares or other equity securities that the Issuer desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Shares requested to be included by the Investor, together with any other holder of the Issuer’s securities entitled to include securities in such Piggyback Registration pursuant to separate registration rights, pro rata based on the number Class B Ordinary Shares requested to be included by each such holder which can be sold without exceeding the Maximum Number of Securities; and

(2) if the registration or registered offering is undertaken pursuant to a request by persons or entities other than the Issuer, then the Issuer shall include in any such registration or registered offering (a) first, the Class B Ordinary Shares or other equity securities, if any, of such requesting persons or entities requested to be included in such Piggyback Registration, pro rata based on the number Class B Ordinary Shares requested to be included by each such person, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Class B Ordinary Shares or other equity securities that the Investor requests to include in such Piggyback Registration, which can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Class B Ordinary Shares or other equity securities the Issuer desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities.

(iii) The Investor shall have the right to withdraw all or any portion of its Registrable Shares from a Piggyback Registration for any or no reason whatsoever upon written notification to the Issuer and the underwriter or underwriters (if any) of its intention to withdraw such Registrable Shares from such Piggyback Registration up to (a) in the case of a Piggyback Registration not involving an underwritten offering, three (3) days prior to the effective date of the applicable Registration Statement or (b), in the case of any Piggyback Registration involving an underwritten offering, three (3) days prior to the expected pricing date of such underwritten offering. The Issuer (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a registration statement filed with the Commission in connection with a Piggyback Registration at any time.

(iv) The provisions of this Section 8(d) shall be available to the Investor for so long as it holds Subscription Shares with a market value of equal to or greater than $75 million.

(e) Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it determines (i) that in order for the Registration Statement not to contain a material misstatement or omission, (x) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (y) the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (y) in the good faith judgment of the Issuer’s board of directors, such filing or effectiveness or use of such Registration Statement, would be seriously detrimental to the Issuer and the Issuer’s board of directors concludes as a result that it is essential to defer such filing, or (ii) to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with the SEC Guidance or other accounting matters, or any related disclosure or other related matters (each such circumstance, a “Suspension Event”); provided, however, that Issuer may not delay or suspend the Registration Statement for more than ninety (90) consecutive calendar days, or more than one hundred twenty (120) total calendar days in each case during any twelve-month period. Upon receipt of any written notice from Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 under the Securities Act) until the Investor receives copies of a supplemental or amended prospectus (which Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Issuer that it may resume such offers and sales and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Issuer unless otherwise required by law or subpoena. If so directed by Issuer, the Investor will deliver to Issuer or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent the Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up. The Issuer shall act in good faith to permit any suspension period contemplated by this paragraph to be concluded as promptly as reasonably possible. Notwithstanding anything to the contrary set forth herein, Issuer shall not, when advising the Investor of a Suspension Event, provide the Investor with any material, nonpublic information regarding Issuer other than to the extent that providing notice to the Investor of the occurrence of a Suspension Event constitutes material, nonpublic information regarding Issuer.

(f) The Issuer shall pay all fees and expenses incident to the performance of or compliance with its obligation to prepare, file and maintain the Registration Statement and any prospectus supplement prepared in connection therewith. “Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(i) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Registrable Shares are then listed;

(ii) fees and expenses of compliance with securities or blue-sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of Registrable Securities);

(iii) printing, messenger, telephone and delivery expenses;

(iv) reasonable fees and disbursements of counsel for the Issuer;

(v) reasonable fees and disbursements of all independent registered public accountants of the Issuer incurred in connection with such registration;

(vi) reasonable fees and expenses of one (1) legal counsel selected by the Issuer to render any local counsel opinions in connection with the applicable registration; and

(vii) up to $50,000 in fees and expenses of one (1) legal counsel selected by investors whose Registrable Securities are included in an Underwritten Shelf Takedown.

(g) Indemnification.

(i) Issuer agrees to indemnify, to the extent permitted by law, the Investor (to the extent the Investor is a seller under the Registration Statement), its directors, officers, partners, managers, members, shareholders, agents, advisors, and each person or entity who controls the Investor (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented outside attorneys’ fees of one (1) law firm and one (1) firm of local counsel) arising from, in connection with, or relating to any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to Issuer by or on behalf of the Investor expressly for use therein.

(ii) In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish (or cause to be furnished) to Issuer in writing such information as Issuer reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, the Investor shall, severally and not jointly with any Other Investor or any Insider PIPE Investor, indemnify Issuer, its directors, officers, partners, managers, members, shareholders, agents, advisors, and each person or entity who controls Issuer (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees of one (1) law firm and one (1) firm of local counsel) arising from, in connection with, or relating to any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in (or not contained in, in the case of an omission) any information so furnished in writing by or on behalf of the Investor expressly for use therein; provided, however, that the liability of the Investor shall be several and not joint with any Other Investor or any Insider PIPE Investor and shall be in proportion to and limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, delayed or conditioned). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) outside law firm and one (1) firm of local counsel for all parties indemnified by such indemnifying party with respect to such claim, unless counsel to any indemnified party advises such party that a conflict of interest actually exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the prior written consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault or culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v) If the indemnification provided under this Section 8(g) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor shall be limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(g)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably and actually incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(g)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

(h) With a view to making available to the Investor the benefits of Rule 144 that may, at such times as Rule 144 is available to shareholders of Issuer, permit the Investor to sell Subscribed Shares to the public without registration, for so long as Investor holds Subscribed Shares, Issuer agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; and (ii) file with the Commission in a timely manner all reports and other documents required of Issuer under the Securities Act and the Exchange Act so long as Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.

(i) If the Subscription Shares (i) are eligible to be sold without volume or manner of sale restrictions under Rule 144 of the Securities Act, (ii) are transferred pursuant to an effective registration statement or Rule 144, or (iii) are sold to a Qualified Institutional Buyer (as defined in Rule 144A promulgated under the Securities Act) pursuant to an exemption from registration under the Securities Act (in each case, including any transfer of the Subscription Shares contemplated by Section 8(i) below), then at the Investor’s request, and subject to the Investor’s execution of customary representation letters, if applicable, and the Issuer's receipt of customary broker representation letters, if applicable, Issuer will, (A) within two (2) trading days, provide all documentation and instruction required for the transfer agent for the Subscription Shares (the “Transfer Agent”), and (B) reasonably cooperate with the Investor and the Transfer Agent to effectuate such sale or transfer (including, if required by the Transfer Agent, delivering an opinion of Issuer’s counsel in a form reasonably acceptable to the Transfer Agent), and, except with respect to a transfer pursuant to clause (iii) above, to remove any remaining restrictive legend set forth on such Subscription Shares. Issuer shall be responsible for the fees of its legal counsel and the Transfer Agent associated with such legend removal and transfers.

(j) The Issuer acknowledges and agrees that the Investor may from time to time after the Closing pledge or grant a security interest in some or all of the Subscription Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Investor may transfer, pledge or secure Subscription Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Issuer and no opinion of counsel will be required by the Issuer; provided that the Investor and its pledgee shall be required to comply with other provisions of this Section 8 in order to effect a sale, transfer or assignment of the Subscription Shares to such pledgee. The Company will promptly execute and deliver such reasonable documentation (including, for the avoidance of doubt, an acknowledgment that the Subscription Shares are subject to a pledge and are not subject to any contractual prohibition on pledging or lock up) as a pledgee or secured party of Subscription Shares may reasonably request in connection with a pledge or transfer of the Subscription Shares, including, if the Subscription Shares are included in a registration pursuant to this Section 8, the preparation and filing of any required prospectus supplement under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, (x) upon the earliest to occur of (i) such date and time as the Transaction Agreement is terminated in accordance with its terms, (ii) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, and (iii) 60 days after the Agreement End Date (as defined in the Transaction Agreement as in effect on the date hereof), if the Closing has not occurred by such date (provided, that the right to terminate this Subscription Agreement pursuant to this clause (iii) shall not be available to the Investor if the Investor’s or its assignee’s breach of any of its covenants or obligations under this Subscription Agreement (or if an affiliate of the Investor is one of the Investors under an Other Subscription Agreement, such other Investor’s breach of any of its covenants or obligations under the Other Subscription Agreement) either individually or in the aggregate, shall have proximately caused the failure of the consummation of the Transaction on or before the such date) or (y) if the conditions to closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Issuer or SPAC shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 9, any monies paid by the Investor to the Escrow Account or SPAC in connection herewith shall be promptly (and in any event within two (2) business days after such termination) returned to the Investor.

10. Trust Account Waiver. The Investor acknowledges that SPAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SPAC and one or more businesses or assets. The Investor further acknowledges that, as described in SPAC’s final prospectus relating to its initial public offering (the “IPO Prospectus”) available at www.sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of SPAC, its public shareholders and the underwriter(s) of SPAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of SPAC entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided that nothing in this Section 10 shall be deemed to limit the Investor’s right, title, interest or claim to the Trust Account by virtue of the Investor’s record or beneficial ownership of the Class A Ordinary Shares of SPAC acquired by any means other than pursuant to this Subscription Agreement.

11. Miscellaneous.

(a) Without the prior written consent of Issuer and SPAC, neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Subscription Shares acquired hereunder, if any) may be transferred or assigned, other than, upon written notice to Issuer, SPAC and the Company, to a wholly owned subsidiary of Investor, to any fund or account managed by the same investment manager as the Investor or an affiliate thereof, or to an investment adviser that manages the Investor or an affiliate thereof that controls, is controlled by or is under common control with such Investor or such investment manager or investment adviser), subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Subscription Amount and other terms and conditions; provided that, in the case of any such transfer or assignment, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Subscription Shares contemplated hereby. Any purported transfer or assignment not in accordance with this Section 11(a) shall be void. Neither this Subscription Agreement nor any rights that may accrue to Issuer and SPAC hereunder or any of Issuer’s and SPAC’s obligations hereunder may be transferred or assigned other than pursuant to the Transaction.

(b) Issuer and SPAC may reasonably request from the Investor such additional information as Issuer and SPAC may deem necessary to evaluate the eligibility of the Investor to acquire the Subscription Shares and in connection with the inclusion of the Subscription Shares in the Registration Statement, and the Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures provided that Issuer and SPAC agree to keep any such information provided by Investor confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request. The Investor acknowledges that Issuer or SPAC may file a copy of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of Issuer or SPAC.

(c) The Investor acknowledges that (i) Issuer and SPAC will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement and (ii) the Placement Agents will rely on, and are third party beneficiaries of the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in Section 6, this Section 11 and Section 12 of this Subscription Agreement (on their own behalf and not, for the avoidance of doubt, on behalf of SPAC, Issuer or the Company). Prior to the Closing, each party agrees to promptly notify the other party and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties of such party set forth herein are, to their knowledge, no longer accurate. The Investor acknowledges and agrees that the purchase by the Investor of Subscription Shares from Issuer or SPAC will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

(d) Issuer, SPAC, the Company, the Placement Agents and the Investor are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto and, to the extent required by the Transaction Agreement, the Company. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(f) This Subscription Agreement (including Schedule A hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8(d), Section 11(c), Section 11(d) and Section 12 with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns; provided that the Company is an express third-party beneficiary of this Subscription Agreement and shall be entitled to seek specific enforcement of the provisions hereof against the Investor or in the event of a breach of this Subscription Agreement by Investor to seek a damages recovery. No express acknowledgement by the Company of the third-party beneficiary rights conferred hereby shall be required in order for such rights to accrue to or be enforceable by the Company.

(g) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(h) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(i) This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf or by DocuSign or similar electronic signature) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(j) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(k) All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing until the expiration of any statute of limitations pursuant to applicable law or in accordance with their respective terms, if a shorter period.

(l) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 14 OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(m) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(m).

(n) The obligations of the Investor and each Other Investor and each Insider PIPE Investors in connection with the PIPE Investment are several and not joint, and Investor shall not be responsible in any way for the performance of the obligations of any Other Investor or any Insider PIPE Investor in connection with the PIPE Investment. Nothing contained herein or in any Other Subscription Agreement or any Insider PIPE Subscription Agreement, and no action taken by Investor or any Other Investor or any Insider PIPE Investor, as applicable, pursuant hereto or thereto, shall be deemed to constitute the Investor and any Other Investor or any Insider PIPE Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors and Insider PIPE Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

(o) For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York City, United States or Zurich, Switzerland are authorized or required by law to close.

(p) For U.S. federal income tax purposes, the PIPE Investment taken together with the Company Merger is intended to qualify as a tax-deferred exchange under Section 351(a) of the Code and the Investor, the Issuer, the SPAC and the Company agree not to take any position for tax purposes inconsistent with such intended tax treatment unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Issuer, SPAC, the Placement Agents or the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of Issuer and SPAC expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Issuer or SPAC. The Investor acknowledges and agrees that none of (i) any Other Investor or any Insider PIPE Investor under any Other Subscription Agreement or any Insider PIPE Subscription Agreement, as applicable (including such Other Investor’s or such Insider PIPE Investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, (iii) any party to the Transaction Agreement (other than Issuer and SPAC), or (iv) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of Issuer, SPAC, the Company or any other party to the Transaction Agreement (other than Issuer and SPAC) shall be liable (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, the Company or any other person or entity), whether in contract, tort or otherwise, or have any liability or obligation, to the Investor or any person claiming through the Investor, related to the private placement of the Subscription Shares, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscription Shares.

13. Press Releases. SPAC shall on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the Transaction and any other material, non-public information that Issuer or SPAC has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, to the knowledge of Issuer and SPAC, the Investor shall not be in possession of any material, non-public information received from Issuer or SPAC or any of its officers, directors or employees, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with Issuer, SPAC, the Placement Agents or any of their respective affiliates, relating to the transactions contemplated hereby. All Disclosure Documents, press releases or other public communications relating to the transactions contemplated by this Subscription Agreement, and the method of the release for publication thereof, shall be subject to the prior written approval of (i) SPAC, and (ii) to the extent such Disclosure Documents, press release or public communication references the Investor or its affiliates or investment advisers by name, the Investor, which approval shall not be unreasonably withheld or conditioned; provided that none of Issuer, SPAC or the Investor shall be required to obtain consent pursuant to this Section 13 to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 13. The restriction in this Section 13 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable parties shall use its commercially reasonable efforts to consult with the other party in advance of such disclosure as to its form, content and timing.

14. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to Issuer or SPAC, to:

Allwyn Entertainment AG

c/o SAZKA Entertainment AG, Weinmarkt 9

6004 Lucerne

Switzerland

Attention:	Chief Operating Officer, SAZKA Entertainment AG
Email:	Jan.Matuska@sazkaent.com

Cohn Robbins Holdings Corp.
1000 N. West Street

Wilmington, Delaware 19801

Attention:	Charles Kwon
Email:	charles@cohnrobbins.com

with copies to (which shall not constitute notice), to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West
New York, New York 10001

Attention:	Howard L. Ellin
June Dipchand
Shana Elberg
Email:	howard.ellin@skadden.com
june.dipchand@skadden.com
Shana.Elberg@skadden.com

and

SAZKA Entertainment AG
Weinmarkt 9
6004 Lucerne
Switzerland

Attention:	Pascal Genoud
Katarina Kohlmayer
Jonathan Handyside
Email:	Pascal.Genoud@allwynent.com
Katarina.Kohlmayer@kkcg.com
Jonathan.Handyside@allwenyent.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:	Peter S. Seligson
Email:	peter.seligson@kirkland.com

or to such other address or addresses for a party as such party may from time to time designate in writing by notice to the other parties. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By: _____________________________________
Name: ___________________________________
Title: ___________________________________

Name in which Subscription Shares are to be registered (if different):	Date: ________, 2022
Investor’s EIN: Entity Type (e.g., corporation, partnership, trust, etc.):
Business Address-Street:	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:
Attn: ____________________________________	Attn: ____________________________________
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Subscription Shares to be purchased: [●] (the “Base Shares”) multiplied by the Class B Exchange Ratio

Aggregate Subscription Amount: $	Per Base Share Subscription Price: $10.00

You must pay the Subscription Amount by wire transfer of U.S. dollars in immediately available funds to the Escrow Account specified by the Issuer in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Issuer has accepted this Subscription Agreement as of the date set forth below.

Allwyn Entertainment AG

By:
Name:
Title:

By:
Name:
Title:

Date: , 2022

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, SPAC has accepted this Subscription Agreement as of the date set forth below.

Cohn Robbins Holdings Corp.

By:
		Name:	Clifton S. Robbins
		Title:	Co-Chairman
Date: , 2022

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A. QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

** OR **

B. ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. You have indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to you and under which you accordingly qualify as an “accredited investor.”

☐	Any bank or any savings and loan association, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment advisor makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506 under the Securities Act; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement

[Schedule A to Subscription Agreement]